UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 15, 2016

PZENA INVESTMENT MANAGEMENT, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33761	20-8999751
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

320 Park Avenue, New York, New York	10022
(Address of Principal Executive Offices)	Zip Code

Registrant’s Telephone Number, Including Area Code: (212) 355-1600

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act.
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

ITEM 5.03	Amendments to Articles of Incorporation or Bylaws.

On January 15, 2016, consistent with Section 141(k) of the Delaware General Corporation Law and in light of a recent ruling by the Delaware Chancery Court in a proceeding not involving Pzena Investment Management, Inc. (the “Company”), the Board of Directors of the Company (the “Board”) has amended Article III, Section 6, of the Company’s Amended and Restated By-Laws and proposed, declared advisable and recommended for stockholder approval an amendment to Article Fifth, paragraph (e), of the Company’s Amended and Restated Certificate of Incorporation, in each case to remove the words “only for cause and” so that any of the members of the Company’s Board or the entire Board may be removed, with or without cause, by the affirmative vote of the holders of at least a majority in voting power of the issued and outstanding capital stock of the Company entitled to vote in the election of directors. The amendment to the By-Laws was effective as of January 15, 2016.  The Board directed that the recommended amendment to the Certificate of Incorporation be proposed for stockholder approval at the Company’s 2017 annual meeting of stockholders, the date of which has not yet been determined.
In addition, the Board has approved a resolution directing the Company not to enforce the current provision in its Amended and Restated Certificate of Incorporation that provides that directors may be removed only for cause and to interpret such current provision consistent with Section 141(k) of the Delaware General Corporation Law, such that any of the members of the Company’s Board or the entire Board may be removed, with or without cause, by the affirmative vote of the holders of at least a majority of the voting power of the Corporation’s then outstanding capital stock entitled to vote generally in the election of directors.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

 (d) Exhibits.

Exhibit Number	Description
3.2	Second Amended and Restated By-Laws of Pzena Investment Management, Inc., as adopted by the Board on January 15, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pzena Investment Management, Inc.

Dated: January 15, 2016	By:	/s/ Joan F. Berger
Name: Joan F. Berger
Title: Secretary

EXHIBIT INDEX

Exhibit No.	Document
3.2	Second Amended and Restated By-Laws of Pzena Investment Management, Inc., as adopted by the Board on January 15, 2016